EXHIBIT 10.09

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made and entered into, as of November __, 2012, by and among CCOM GROUP, INC., a New York corporation (“Debtor”), WILLIAM PAGANO, an individual (the “Subordinated Creditor”), and KEYBANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

WHEREAS, Debtor is indebted to the Subordinated Creditor pursuant to a certain Convertible Note dated July 29, 2004 in the original principal amount of One Hundred Thousand Dollars ($100,000), with an outstanding principal balance on the date hereof of One Hundred Thousand Dollars ($100,000) (as amended and as the same may from time to time be further amended, restated or otherwise modified or replaced, the “Subordinated Convertible Note”), that certain Promissory Note dated August 20, 2009 in the original principal amount of Thirty-Five Thousand Dollars ($35,000), with an outstanding principal balance on the date hereof of Four Thousand Nine Hundred Fifty and 54/100 Dollars ($4,950.54) (as the same may from time to time be amended, restated or otherwise modified or replaced, the “Subordinated Promissory Note #1”), and that certain Promissory Note dated October 24, 2012 in the original principal amount of One Hundred Thousand Dollars ($100,000), with an outstanding principal balance on the date hereof of One Hundred Thousand Dollars ($100,000) (as the same may from time to time be amended, restated or otherwise modified or replaced, the “Subordinated Promissory Note #2” and, together with the Subordinated Convertible Note and the Subordinated Promissory Note #1, collectively, the “Subordinated Notes”);

WHEREAS, Lender has provided financial accommodations to Debtor pursuant to the Credit and Security Agreement by and among Debtor, Universal Supply Group, Inc., a New York corporation, The RAL Supply Group, Inc., a New York corporation, and S&A Supply, Inc., a New York corporation (together with their respective successors and assigns, collectively, “Borrowers” and, individually, each a “Borrower”) and Lender, dated as of the 18th day of October, 2011, (as amended and as the same may from time to time be further amended, restated or otherwise modified or replaced, the “Credit Agreement”);

WHEREAS, in order to induce Lender to continue to provide the financial accommodations established pursuant to the Credit Agreement, the Subordinated Creditor desires to and does hereby subordinate, in accordance with the provisions of this Agreement, the indebtedness and other obligations evidenced by the Subordinated Notes, and all other indebtedness owing from Debtor to the Subordinated Creditor, to any and all indebtedness now or hereafter owing by Debtor to Lender in accordance with the provisions of this Agreement; and

WHEREAS, this Agreement replaces that certain Subordination Agreement, dated as of October 18, 2011, by and among Debtor, the Subordinated Creditor and Lender (the “Original Subordination Agreement”) in its entirety and, upon effectiveness of this Agreement, the terms and provisions of the Original Subordination Agreement shall be superseded hereby;

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.             Definitions.  As used herein, the following terms shall have the following meanings:

“Default” means that term as defined in Section 4 hereof.

“Distributions” means that term as defined in Section 9(a)(ii) hereof.

“Proceeding” means that term as defined in Section 9(a)(i) hereof.

“Refinancing” means that term as defined in Section 19 hereof.

“Refinancing Party” means that term as defined in Section 19 hereof.

“Senior Indebtedness” means, collectively, all indebtedness and other obligations of one or more Borrowers and any of their respective affiliates to Lender, or any affiliate thereof, pursuant to the Credit Agreement and any cash management or interest rate protection arrangement with Lender, in each case, whether owing by only one Borrower or by one or more Borrowers with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by quasi-contract, or statute or other operation of law, whether incurred directly to Lender (or any affiliate of Lender) or acquired by Lender (or any affiliate of Lender) by purchase, pledge or otherwise and whether participated to or from Lender (or any affiliate of Lender) in whole or in part, including, without limitation, the loans, letters of credit and other financial accommodations granted to one or more Borrowers pursuant to the Credit Agreement, and any extensions, renewals, modifications, and amendments thereof, all accrued interest thereon, and every other liability, now or hereafter owing to Lender (or any affiliate of Lender) by any Borrower or any of their affiliates.

“Subordinated Creditor’s Conversion Right” means that term as defined in Section 4 hereof.

“Subordinated Debt Documents” means the Subordinated Notes and any additional promissory notes that may, from time to time, be entered into by Debtor and owing to the Subordinated Creditor, and any other document executed in connection therewith.

“Subordinated Indebtedness” means, collectively, all indebtedness and other obligations evidenced by the Subordinated Debt Documents and any other indebtedness or other obligations now owing, or that hereafter may become owing, from Debtor or any of its affiliates, to the Subordinated Creditor, howsoever such indebtedness and other obligations may be hereafter created, extended, renewed or evidenced.

2.             Subordination of Subordinated Payments.  Except as set forth herein, the Subordinated Indebtedness shall at all times and in all respects be subordinate and junior in right of payment to all Senior Indebtedness.

3.             Restrictions on Subordinated Payments.  Until the Senior Indebtedness shall have been indefeasibly paid in full, no payments of principal or interest, or any other amount payable in connection therewith, shall be made on or with respect to the Subordinated Indebtedness, except as permitted in Section 4 of this Agreement.  In addition, until the Senior Indebtedness shall have been indefeasibly paid in full, the Subordinated Indebtedness shall be subject to the following restrictions:

(a)           The Subordinated Creditor shall not ask for, demand, sue for, accept or receive payment from Debtor or any other person or entity (except as permitted in Section 4 hereof), by set-off or in any other manner, either in whole or in part, on or with respect to, the Subordinated Indebtedness, or any security therefor, without obtaining the prior written consent of Lender;

(b)           In the event of (i) any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of  Debtor or the proceeds thereof, to creditors of Debtor by reason of the liquidation, dissolution or other winding up of the business of Debtor, or (ii) any sale, receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or any proceeding by or against Debtor for any relief under any bankruptcy or insolvency laws relating to the relief of debtors, readjustment of indebtedness, reorganization, compositions or extensions, the Subordinated Creditor covenants that any payment or distribution of any kind or character, either in cash, securities or other property that shall be paid or delivered, or payable or deliverable, upon or with respect to the Subordinated Indebtedness immediately shall be paid or delivered directly to Lender for application on the Senior Indebtedness, whether or not due, until the Senior Indebtedness first shall have been fully paid and satisfied; and

(c)            So long as any portion of the Senior Indebtedness remains outstanding, the Subordinated Creditor shall not enforce any judgment that it might obtain with respect to the Subordinated Indebtedness (including, without limitation, execution, attachment or foreclosure of judgment liens against any assets of Debtor or any affiliate of Debtor or any other person or entity) without obtaining the prior written consent of Lender, regardless of whether Debtor is in default of any of its obligations to the Subordinated Creditor under the Subordinated Indebtedness.

4.             Permitted Payments.  Notwithstanding the provisions hereof, (a) Debtor may make, and the Subordinated Creditor may receive from Debtor, regularly scheduled payments of principal and interest to the Subordinated Creditor under the Subordinated Debt Documents, so long as (i) the Subordinated Creditor is not in breach or violation of this Agreement, and (ii) no event of default, or event with which the passage of time or the giving of notice, or both, would constitute an event of default (collectively, a “Default”) shall, at the time such payment is made, then exist under the Credit Agreement or any loan document executed in connection therewith, or, after giving pro forma effect to such payment, immediately thereafter shall begin to exist; and (b) the Subordinated Indebtedness may be converted into stock in accordance with the terms of the Subordinated Convertible Note as in effect on the date hereof (“Subordinated Creditor’s Conversion Right”).  Anything in this Section 4 to the contrary notwithstanding, in the event that Lender notifies the Subordinated Creditor of such breach or violation of this Agreement or that a Default has occurred or will occur under the Credit Agreement, then the Subordinated Creditor may not receive any further payments on the Subordinated Debt Documents unless and until Lender notifies Debtor and the Subordinated Creditor that a payment may be made (provided that this shall not affect Subordinated Creditor’s Conversion Right).  In the event that the Subordinated Creditor receives any such payment that is not otherwise permitted under this Section 4, the provisions of Section 6 hereof shall apply.

5.             Appointment of Power of Attorney.  The Subordinated Creditor hereby irrevocably authorizes, appoints, and empowers Lender to (if the Subordinated Creditor refuses to do so within two business days after request of Lender) demand, sue for, collect, and receive every such payment or distribution (other than pursuant to Subordinated Creditor’s Conversion Right) and give acquittance therefor and to file claims and take such other proceedings, in Lender’s own name or in the name of and as attorney-in-fact for the Subordinated Creditor, as Lender may deem necessary or advisable for the enforcement of this Agreement; and the Subordinated Creditor shall execute and deliver to Lender such powers of attorney, assignments, or other instruments as may be requested by Lender to enable Lender to enforce any and all claims upon or with respect to the Subordinated Indebtedness and any security therefor and to collect and receive all payments or distributions that may be payable or deliverable at any time upon or with respect to the Subordinated Indebtedness.

6.             Delivery of Payments to Lender.  Except for the payments permitted pursuant to Section 4 of this Agreement, if any payment, distribution, security (other than pursuant to Subordinated Creditor’s Conversion Right) or proceeds thereof is received by the Subordinated Creditor upon or with respect to any indebtedness of Debtor to the Subordinated Creditor (including the Subordinated Indebtedness) prior to the satisfaction in full of the Senior Indebtedness by each Borrower, the Subordinated Creditor shall receive and hold such payment, distribution, security or proceeds in trust for Lender and immediately shall deliver the same to Lender in precisely the form received (except for the endorsement or assignment of the Subordinated Creditor where necessary), for application to the Senior Indebtedness, whether or not due, and until so delivered the same shall be held in trust by the Subordinated Creditor as property of Lender.  In the event of the failure of the Subordinated Creditor to make any such endorsement or assignment, Lender, or any of its officers or employees, hereby irrevocably is constituted and appointed attorney-in-fact of the Subordinated Creditor with full power to make the same.

7.             Assignment of Claims.  The Subordinated Creditor shall not assign or transfer any claim, or suffer or permit the creation or attachment of any lien, claim, encumbrance, hypothecation or pledge upon any claim, that the Subordinated Creditor has or may have against Debtor, or with respect to the Subordinated Indebtedness, while any portion of the Senior Indebtedness remains unpaid, unless such assignment or transfer is made (a) expressly subject to this Agreement, and (b) upon obtaining Lender’s prior written consent to such an assignment or transfer.

8.             No Challenge to Senior Indebtedness or Liens.  The Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Indebtedness, the Credit Agreement or any security or other document executed in connection therewith, or in connection with any Refinancing, as hereinafter defined, or the liens and security interests of Lender or any Refinancing Party, as hereinafter defined, in the collateral securing the Senior Indebtedness.

9.             Proceedings and Distributions.

(a)            For the purposes of this Section 9, the following terms shall have the following meanings:

(i)           “Proceeding” means any assignment by Debtor for the benefit of creditors, or any filing of a voluntary petition by or involuntary petition against Debtor pursuant to any chapter of the federal bankruptcy code, or any institution of a voluntary proceeding by or involuntary proceeding against Debtor under any other federal or state law relating to relief of debtors, or any appointment of a receiver, trustee or liquidator of Debtor or of all or a substantial part of its assets, or any liquidation or dissolution of Debtor, or any other marshaling of the assets and liabilities of Debtor; and

(ii)           “Distributions” means, collectively, all cash securities and other properties payable or otherwise distributable on or in respect of the Subordinated Indebtedness in any Proceeding;

(b)           In any Proceeding, Lender shall have the right, but not the duty, to prepare and file a proof of claim based upon the Subordinated Indebtedness and to vote and otherwise enforce and use the same in such manner as Lender shall deem advisable; provided that, if Lender fails to file such proof of claim on or before the fifth day next preceding the last day permitted for such filing, the Subordinated Creditor shall give Lender written notice of such failure and thereupon file a proof of claim, based on the Subordinated Indebtedness and giving effect to this Agreement.  In each such Proceeding, the Subordinated Creditor shall, at no cost or expense to Lender, furnish such witnesses and such supporting records and other data, execute and deliver such writings, and make and do all such other and further acts and things as Lender may request; and

(c)           Lender shall be entitled to receive Distributions in respect of the Subordinated  Indebtedness until the Senior Indebtedness has been paid in full (including, but not limited to, all interest accruing from time to time on the Senior Indebtedness after the commencement of any Proceeding, whether or not a claim for such interest is allowable under such Proceeding).  All Distributions (other than cash and bearer instruments) shall be issued in Lender’s name, and all Distributions, whatever the form thereof, shall be delivered directly to Lender.  No one delivering any Distributions to Lender shall have any responsibility to follow Lender’s application thereof.  If, for any reason, the Subordinated Creditor shall receive any payment of or security for or Distribution in respect of the Subordinated Indebtedness, or any part thereof, before payment in full of the Senior Indebtedness (including, but not limited to, all interest accruing from time to time on the Senior Indebtedness after the commencement of any Proceeding, whether or not a claim for such interest is allowable under such Proceeding), the Subordinated Creditor shall receive the same in trust and shall deliver the same, in the form received, directly to Lender.  The Subordinated Creditor shall execute and deliver such endorsements, assignments, transfer powers and other writings in respect of the foregoing as Lender may from time to time demand, and Lender shall have the right to execute and deliver the same for and on behalf of the Subordinated Creditor and in the name of the Subordinated Creditor whenever the Subordinated Creditor omits doing so.

10.           Legend.  The Subordinated Notes, and any other instrument evidencing any of the Subordinated Indebtedness, or any portion thereof, shall bear the following legend (or other similar language reasonably satisfactory to Lender) on the first page thereof: “THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATE TO THE INDEBTEDNESS OF THE MAKER (OR ANY SUCCESSOR THERETO) TO KEYBANK NATIONAL ASSOCIATION AND ITS SUCCESSORS AND ASSIGNS PURSUANT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED NOVEMBER __, 2012, AS SUCH AGREEMENT MAY FROM TIME TO TIME BE AMENDED, RESTATED OR OTHERWISE MODIFIED (OR ANY SUCCESSOR AGREEMENT WHICH REPLACES AND REFERENCES SUCH AGREEMENT).”

11.           Representation of the Subordinated Creditor; Amendment of Subordinated Debt Documents.  The Subordinated Creditor represents and warrants to Lender that, as of the date hereof, the entire indebtedness of Debtor to the Subordinated Creditor is evidenced by the Subordinated Debt Documents.  Copies of all of the Subordinated Debt Documents have been delivered to Lender and a copy of the Subordinated Convertible Note is attached hereto as Exhibit A, a copy of the Subordinated Promissory Note #1 is attached hereto as Exhibit B and a copy of the Subordinated Promissory Note #2 is attached hereto as Exhibit C.  None of the Subordinated Debt Documents may be amended or modified in any respect without the prior written consent of Lender (which consent shall not be unreasonably withheld).

12.           Additional Agreements with Lender.  At any time, and from time to time, Lender may enter into any agreements with one or more Borrowers as Lender may deem proper, including extending the time of payment or renewing, increasing the amount, or otherwise altering the terms of the Credit Agreement or any document executed in connection therewith or affecting the security or guaranties, if any, underlying any or all of such obligations, or may exchange, sell, or surrender or otherwise deal with any such security or guaranties, or may release any balance of funds of one or more Borrowers, with Lender, without notice to the Subordinated Creditor, and without in any way impairing or affecting this Agreement thereby.

13.           Reliance by Lender on the Subordinated Creditor.  The Subordinated Creditor hereby consents and covenants that all obligations and liabilities of each Borrower to Lender shall be deemed to have been made or incurred, in part, in reliance upon this Agreement.

14.           Waiver of Lender’s Rights.  No waiver shall be deemed to be made by Lender of any of its rights hereunder unless the same shall be in writing signed on behalf of Lender.  Each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of Lender or the obligations of the Subordinated Creditor to Lender in any other respect at any other time.

15.           Waiver of Notice and Successors and Assigns.  The undersigned hereby waive (a) notice of acceptance of this Agreement; (b) notice of the existence, creation, extension, refunding, refinancing or non-payment of all or any of the Senior Indebtedness; (c) all diligence in collection or protection of or realization upon the Senior Indebtedness, or any part thereof or any security therefor; and (d) notice of the release, waiver or cancellation of any obligors or guarantors of all or any portion of the Senior Indebtedness or any security therefor.  This Agreement shall be immediately binding upon Debtor and the Subordinated Creditor, and its successors, heirs, executors, administrators and permitted assigns, and the subordination described herein shall inure to the benefit of Lender and its successors and assigns.

16.           Governing Law.  This Agreement shall be construed according to the laws of the State of New York, without regard to principles of conflicts of laws.  Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

17.           Entire Agreement.  This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and undertakings of every kind and nature among them with respect to the subject matter hereof.

18.           Nonwaiver of Payments.  In the event that the Subordinated Creditor is required to pay to Lender any funds or other property that the Subordinated Creditor receives from Debtor or any of its affiliates, or in respect of the Subordinated Indebtedness other than as permitted under Section 4 hereof, Lender and Debtor acknowledge that the Subordinated Creditor shall not have waived the rights of the Subordinated Creditor to payment in full under the Subordinated Debt Documents, subject, however, to the terms of this Agreement.

19.           Refinancing of Senior Indebtedness.  Lender may, from time to time, without notice to the undersigned, assign or transfer any or all of the Senior Indebtedness or any interest therein or permit another person or entity (a “Refinancing Party”) to extend credit to one or more Borrowers to enable any such Borrower to repay all or a portion of the Senior Indebtedness (a “Refinancing”), and, notwithstanding any such assignment, transfer or Refinancing or any subsequent assignment, transfer or Refinancing, such indebtedness shall be and remain Senior Indebtedness for the purposes of this Agreement, and every immediate and successive assignee, transferee or Refinancing Party of any of the Senior Indebtedness or of any interest therein, including, without limitation, any Refinancing Party, shall, to the extent of the interest of such assignee, transferee or Refinancing Party in the Senior Indebtedness, be entitled to the rights and benefits of this Agreement to the same extent as if such assignee, transferee or Refinancing Party were Lender, and have the same irrevocable powers of attorney granted hereunder to Lender.  On and after the date of the Refinancing, (a) such Refinancing Party shall be deemed to be Lender hereunder, (b) references to the Senior Indebtedness shall be deemed to be the obligations owing to the Refinancing Party, and (c) references to the loan documents of Lender shall be deemed to refer to the loan documents of the Refinancing Party.  In connection with any Refinancing, the Subordinated Creditor agrees, promptly upon request of the Refinancing Party, to correct any material defect or error that may be discovered in this Agreement, such that the Refinancing Party fails to obtain the full benefits intended by this Agreement.

20.           Termination.  The subordinations, agreements and priorities set forth in this Agreement shall remain in full force and effect until all of the Senior Indebtedness has been indefeasibly paid in full and all commitments to each Borrower from Lender (including any Refinancing Party) have been terminated, regardless of whether any party hereto in the future seeks to rescind, amend, terminate or reform, by litigation or otherwise, its respective agreements with any Borrower.

21.           Counterparts.  This Agreement may be executed in any number of counterparts, by different parties hereto on the same or separate counterparts and by facsimile signature, and each such counterpart, when executed and delivered, shall be deemed to be an original, and all of which taken together shall constitute but one and the same Agreement.

22.           Notice.  All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed or delivered to Debtor, Lender or the Subordinated Creditor, as the case may be, addressed to the address of Debtor, Lender or the Subordinated Creditor, as the case may be, specified on the signature page of this Agreement.  All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or two business days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt.  All notices hereunder shall not be effective until received.

23.           Jurisdiction and Venue.  All judicial proceedings arising out of or relating to this Agreement or any obligation hereunder may be brought in any state or federal court sitting in New York County, New York, and by their respective execution and delivery of this Agreement, the undersigned accept for themselves and in connection with their properties, generally and unconditionally, the jurisdiction of the aforesaid courts and waive any defense of forum nonconveniens, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement.

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JURY TRIAL WAIVER.  THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THE SUBORDINATED CREDITOR, DEBTOR, AND LENDER, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Subordination Agreement as of the date first set forth above.

Address:	275 Wagaraw Road	CCOM GROUP, INC.
Hawthorne, NJ 07506
	Attention: William Pagano	By:
William Pagano
Chief Executive Officer

Address:	127 Public Square	KEYBANK NATIONAL ASSOCIATION
Cleveland, Ohio 44114
	Attention: KeyBank Business Capital	By:
Nadine M. Eames
Vice President

Address (Home):
William Pagano, personally

Signature Page to
Subordination Agreement

EXHIBIT A

SUBORDINATED CONVERTIBLE NOTE

Please see attached.

EXHIBIT B

SUBORDINATED PROMISSORY NOTE #1

Please see attached.

EXHIBIT C

SUBORDINATED PROMISSORY NOTE #2

Please see attached.